EXHIBIT 3

                                IRREVOCABLE PROXY


         The undersigned stockholder of Metrocall, Inc., a Delaware corporation (the "Company"), hereby revokes all previous proxies, if any, granted with respect to any shares of common stock of the Company owned by the undersigned, and hereby irrevocably constitutes and appoints the Company, with full power of substitution, its true and lawful proxy and attorney-in-fact with respect to 13,250,000 shares of common stock of the Company now owned, beneficially and of record, by the undersigned (the "Shares"), with full power to vote all of the Shares in accordance with the recommendation of the Company's Board of Directors on all matters to which the undersigned is entitled to vote by virtue of its being a stockholder of the Company for a period (the "Period") ending on the first (1st) anniversary of the date hereof, to attend any and all meetings of the stockholders of the Company and any adjournments thereof, to execute any and all written consents of stockholders of the Company with respect to such matters, and to represent and otherwise act as the undersigned could act with respect to such matters, in the same manner and with the same effect as if the undersigned were personally present, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment thereof, or pursuant to any written consent in lieu of meeting or otherwise.

         During the Period, the undersigned agrees that it will not vote the Shares or take any action with respect to the Shares by written consent of stockholders in lieu of meeting on any matter which is subject to this Irrevocable Proxy without the prior written consent of the Company.

         THE UNDERSIGNED AGREES THAT THE PROXY AND ALL OTHER POWER AND AUTHORITY INTENDED TO BE CONFERRED HEREBY IS COUPLED WITH AN INTEREST SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE PROXY AND SHALL NOT BE TERMINATED BY ANY ACT OF THE UNDERSIGNED, BY LACK OF APPROPRIATE POWER OR AUTHORITY OR BY THE OCCURRENCE OF ANY OTHER EVENT OR EVENTS.

         This Irrevocable Proxy and all of the power and authority conferred hereby, shall automatically terminate at the end of the Period.

Dated:  March 17, 2000.


                             AT&T WIRELESS SERVICES, INC.


                        By:  /s/     Michael C. Schwartz
                             ------------------------------
                             Name:   Michael C. Schwartz
                             Title:  Authorized Signatory